EXHIBIT 10.16


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QUEST PRODUCTS CORPORATION


March 1, 2001


Mr. Alex W. "Pete" Hart
1245 Denbigh Lane
Radnor,PA 19087

Dear Pete:

This letter sets forth the conditions of your Consulting Agreement with Quest Products Corporation, which will be formalized in an Agreement dated March 1, 2001.

Your duties will be to use your best efforts to locate and approach appropriate organizations to participate in Quest's Big1Card project. This will include introducing Quest and assisting in completing agreements with all such institutions.

The following items will be incorporated in the Agreement:

1. The Consulting Agreement will be for a period of five years.

2. You will receive options to purchase 5 million shares of Quest stock, which can be exercised at any time during the five-year Agreement either on a cash or cashless basis.

    -    2 million options will be issued at $.10
    -    1 million options at $.15
    -    1 million options at $.20
    -    1 million options at $.30

Your signature below will acknowledge acceptance of these conditions.

We are pleased to have you on board and look forward to working with you to successfully market the Big1Card.


Sincerely,                                                   Accepted:


/S/:
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Burton A. Goldstein                                 /S/:
Chairman and Chief Executive Officer                ----------------------------
                                                          Alex W. "Pete" Hart




6900 Jericho Turnpike, Syosset, New York 11791 Tel: (516) 364-3500
Fax: (516) 364-6268